Exhibit 99.1

LKQ CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2017

•	Revenue growth of 11.7% to $2.47 billion

•	Organic revenue growth for parts and services of 3.2%; 4.7% on a per day basis

•	Income from continuing operations growth of 11.4% to $122 million

•	Third quarter 2017 diluted EPS from continuing operations of $0.39; adjusted diluted EPS of $0.45

•	Annual guidance updated

Chicago, IL (October 26, 2017) - LKQ Corporation (Nasdaq: LKQ) today reported revenue for the third quarter of 2017 of $2.47 billion, an increase of 11.7% as compared to $2.21 billion in the third quarter of 2016. Income from continuing operations for the third quarter of 2017 was $122 million, an increase of 11.4% as compared to $110 million for the same period of 2016. On an adjusted basis, income from continuing operations was $140 million, an increase of 11.1% as compared to the $126 million for the same period of 2016. Diluted earnings per share from continuing operations for the third quarter of 2017 was $0.39, an increase of 11.4% as compared to the $0.35 for the same period of 2016. On an adjusted basis, diluted earnings per share from continuing operations was $0.45 in the third quarter of 2017, as compared to the $0.41 for the same period of 2016.

"We had solid operating results across all of our segments during the quarter," stated Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation. “Our North American segment generated organic revenue growth for parts and services of 2.5% on a reported basis and 4.0% on a per day basis, while increasing segment EBITDA margin by 40 basis points year over year. We also delivered strong parts and services organic revenue growth during the quarter in our European segment of 4.4% on a reported basis and 5.6% on a per day basis. Additionally, our Specialty segment realized organic revenue growth of 2.7% on a reported basis and 4.4% on a per day basis.”

On a nine month year-to-date basis, revenue was $7.27 billion, an increase of 13.0% from $6.43 billion for the comparable period of 2016. Parts and services organic revenue growth for the first nine months of 2017 was 3.8%. Income from continuing operations for the first nine months of 2017 was $414 million, an increase of 15.1% as compared to $360 million for the first nine months of 2016. Diluted earnings per share from continuing operations was $1.33 for the first nine months of 2017, reflecting a 14.7% increase as compared to $1.16 for the comparable period of 2016. On an adjusted basis, diluted earnings per share from continuing operations was $1.47 in the first nine months of 2017 reflecting a 9.7% increase over $1.34 for the same period of 2016.

During the third quarter of 2017, LKQ acquired 11 businesses to complement the Company’s business lines, including two in the U.S. and nine in Europe.  Also in the third quarter, LKQ’s European operations opened two new branches in the United Kingdom and four new branches in Eastern Europe.

Balance Sheet and Liquidity
Cash flow from operations totaled $449 million on a nine month year-to-date basis, of which approximately $132 million was invested in capital expenditures and other long term assets for continuing operations and $253 million was used for acquisitions. As of September 30, 2017, LKQ’s balance sheet reflected cash and equivalents of $275 million and outstanding debt of $3.1 billion. Total availability under the Company’s credit facility at September 30, 2017 was approximately $1.3 billion.

Other Events
Varun Laroyia joined the Company as Executive Vice President and Chief Financial Officer effective as of October 1, 2017. Mr. Laroyia brings an extensive array of diverse financial experience to LKQ, including a background with global public companies in corporate finance, operations management, systems, and mergers and acquisitions.
Company Outlook
The Company updated its guidance for 2017.

	Updated Guidance	Prior Guidance
Organic revenue growth for parts & services	4.0% to 4.5%	4.0% to 5.25%
Income from continuing operations	$517 million to $537 million	$515 million to $540 million
Adjusted income from continuing operations*	$575 million to $595 million	$570 million to $595 million
Diluted EPS from continuing operations	$1.67 to $1.73	$1.66 to $1.74
Adjusted diluted EPS from continuing operations*	$1.86 to $1.92	$1.84 to $1.92
Cash flow from operations	$600 million to $625 million	$620 million to $650 million
Capital expenditures	$175 million to $200 million	$200 million to $225 million
*Non-GAAP measures. See the table accompanying this release that reconciles forecasted income from continuing operations and diluted EPS from continuing operations to forecasted adjusted income from continuing operations and adjusted diluted EPS from continuing operations.
Our revised 2017 guidance is based on current conditions (including acquisitions completed through October 26, 2017) and adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; and gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities). The updated guidance for 2017 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the updated guidance.

Non-GAAP Financial Measures
This release contains and management’s presentation on the conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.

Conference Call Details
LKQ will host a conference call and webcast on October 26, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (844) 579-6824. International access to the call may be obtained by dialing (763) 488-9145.
 Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (404) 537-3406 or (855) 859-2056 for international calls. The telephone replay will require you to enter conference ID: 96162946#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 10, 2017. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to OEMs with “connected car” technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicles or vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	other risks that are described in our Form 10-K filed February 27, 2017 and in other reports filed by us from time to time with the Securities and Exchange Commission.

Contact:
Joseph P. Boutross- Director, Investor Relations, LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended September 30,
	2017		2016
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$2,465,800	100.0%	$2,207,343	100.0%	$258,457	11.7%
Cost of goods sold	1,508,924	61.2%	1,351,899	61.2%	157,025	11.6%
Gross margin	956,876	38.8%	855,444	38.8%	101,432	11.9%
Facility and warehouse expenses	202,514	8.2%	181,244	8.2%	21,270	11.7%
Distribution expenses	202,829	8.2%	172,565	7.8%	30,264	17.5%
Selling, general and administrative expenses	290,635	11.8%	258,332	11.7%	32,303	12.5%
Restructuring and acquisition related expenses	4,922	0.2%	6,923	0.3%	(2,001)	(28.9%)
Depreciation and amortization	56,877	2.3%	52,979	2.4%	3,898	7.4%
Operating income	199,099	8.1%	183,401	8.3%	15,698	8.6%
Other expense (income):
Interest expense, net	25,222	1.0%	24,761	1.1%	461	1.9%
Gains on bargain purchases	(913)	(0.0%)	—	0.0%	(913)	n/m
Other income, net	(3,107)	(0.1%)	(1,010)	(0.0%)	(2,097)	n/m
Total other expense, net	21,202	0.9%	23,751	1.1%	(2,549)	(10.7%)
Income from continuing operations before provision for income taxes	177,897	7.2%	159,650	7.2%	18,247	11.4%
Provision for income taxes	58,189	2.4%	49,835	2.3%	8,354	16.8%
Equity in earnings of unconsolidated subsidiaries	2,673	0.1%	29	0.0%	2,644	n/m
Income from continuing operations	122,381	5.0%	109,844	5.0%	12,537	11.4%
Income from discontinued operations, net of tax	—	0.0%	12,844	0.6%	(12,844)	(100.0%)
Net income	$122,381	5.0%	$122,688	5.6%	$(307)	(0.3%)

Basic earnings per share(2):
Income from continuing operations	$0.40		$0.36		$0.04	11.1%
Income from discontinued operations	—		0.04		(0.04)	(100.0%)
Net income	$0.40		$0.40		$—	0.0%

Diluted earnings per share(2):
Income from continuing operations	$0.39		$0.35		$0.04	11.4%
Income from discontinued operations	—		0.04		(0.04)	(100.0%)
Net income	$0.39		$0.40		$(0.01)	(2.5%)

Weighted average common shares outstanding:
Basic	308,909		307,190		1,719	0.6%
Diluted	310,779		310,036		743	0.2%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Nine Months Ended September 30,
	2017		2016
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$7,267,054	100.0%	$6,433,625	100.0%	$833,429	13.0%
Cost of goods sold	4,415,076	60.8%	3,911,928	60.8%	503,148	12.9%
Gross margin	2,851,978	39.2%	2,521,697	39.2%	330,281	13.1%
Facility and warehouse expenses	583,230	8.0%	516,227	8.0%	67,003	13.0%
Distribution expenses	583,031	8.0%	509,234	7.9%	73,797	14.5%
Selling, general and administrative expenses	836,804	11.5%	726,736	11.3%	110,068	15.1%
Restructuring and acquisition related expenses	10,371	0.1%	30,814	0.5%	(20,443)	(66.3%)
Depreciation and amortization	159,178	2.2%	137,168	2.1%	22,010	16.0%
Operating income	679,364	9.3%	601,518	9.3%	77,846	12.9%
Other expense (income):
Interest expense, net	73,806	1.0%	64,002	1.0%	9,804	15.3%
Loss on debt extinguishment	—	0.0%	26,650	0.4%	(26,650)	(100.0%)
Gains on foreign exchange contracts - acquisition related	—	0.0%	(18,342)	(0.3%)	18,342	(100.0%)
Gains on bargain purchases	(3,990)	(0.1%)	—	0.0%	(3,990)	n/m
Other income, net	(6,884)	(0.1%)	(4,361)	(0.1%)	(2,523)	57.9%
Total other expense, net	62,932	0.9%	67,949	1.1%	(5,017)	(7.4%)
Income from continuing operations before provision for income taxes	616,432	8.5%	533,569	8.3%	82,863	15.5%
Provision for income taxes	206,206	2.8%	173,225	2.7%	32,981	19.0%
Equity in earnings (loss) of unconsolidated subsidiaries	3,878	0.1%	(519)	(0.0%)	4,397	n/m
Income from continuing operations	414,104	5.7%	359,825	5.6%	54,279	15.1%
Loss (income) from discontinued operations, net of tax	(4,531)	(0.1%)	17,819	0.3%	(22,350)	n/m
Net income	$409,573	5.6%	$377,644	5.9%	$31,929	8.5%

Basic earnings per share(2):
Income from continuing operations	$1.34		$1.17		$0.17	14.5%
(Loss) income from discontinued operations	(0.01)		0.06		(0.07)	n/m
Net income	$1.33		$1.23		$0.10	8.1%

Diluted earnings per share(2):
Income from continuing operations	$1.33		$1.16		$0.17	14.7%
(Loss) income from discontinued operations	(0.01)		0.06		(0.07)	n/m
Net income	$1.32		$1.22		$0.10	8.2%

Weighted average common shares outstanding:
Basic	308,451		306,690		1,761	0.6%
Diluted	310,495		309,671		824	0.3%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$275,077	$227,400
Receivables, net	1,021,728	860,549
Inventories	2,236,376	1,935,237
Prepaid expenses and other current assets	135,192	87,768
Assets of discontinued operations	—	456,640
Total current assets	3,668,373	3,567,594
Property and equipment, net	867,972	811,576
Intangible assets:
Goodwill	3,392,363	3,054,769
Other intangibles, net	602,424	584,231
Equity method investments	199,246	183,467
Other assets	133,560	101,562
Total assets	$8,863,938	$8,303,199
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$749,852	$633,773
Accrued expenses:
Accrued payroll-related liabilities	120,575	118,755
Other accrued expenses	253,241	209,101
Other current liabilities	51,783	37,943
Current portion of long-term obligations	126,887	66,109
Liabilities of discontinued operations	—	145,104
Total current liabilities	1,302,338	1,210,785
Long-term obligations, excluding current portion	3,021,717	3,275,662
Deferred income taxes	241,544	199,657
Other noncurrent liabilities	257,302	174,146
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 309,018,211 and 307,544,759 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	3,090	3,075
Additional paid-in capital	1,135,627	1,116,690
Retained earnings	2,999,932	2,590,359
Accumulated other comprehensive loss	(97,612)	(267,175)
Total stockholders’ equity	4,041,037	3,442,949
Total liabilities and stockholders’ equity	$8,863,938	$8,303,199

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$409,573	$377,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	166,508	150,370
Stock-based compensation expense	17,582	17,062
Loss on debt extinguishment	—	26,650
Loss on sale of business	8,580	—
Gains on foreign exchange contracts - acquisition related	—	(18,342)
Other	(11,982)	6,711
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(75,444)	(46,376)
Inventories	(97,584)	27,070
Prepaid income taxes/income taxes payable	(928)	4,134
Accounts payable	42,175	(12,412)
Other operating assets and liabilities	(9,237)	(8,360)
Net cash provided by operating activities	449,243	524,151
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(135,537)	(152,746)
Acquisitions, net of cash acquired	(252,667)	(1,301,127)
Proceeds from disposal of business/investment	301,297	10,304
Proceeds from foreign exchange contracts	—	18,342
Other investing activities, net	2,750	537
Net cash used in investing activities	(84,157)	(1,424,690)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	6,465	7,525
Taxes paid related to net share settlements of stock-based compensation awards	(5,095)	(4,440)
Debt issuance costs	—	(16,404)
Proceeds from issuance of Euro notes	—	563,450
Borrowings under revolving credit facilities	424,976	1,961,702
Repayments under revolving credit facilities	(770,884)	(1,239,234)
Borrowing under term loans	—	338,478
Repayments under term loans	(27,884)	(9,461)
Borrowings under receivables securitization facility	8,525	100,480
Repayments under receivables securitization facility	(9,925)	(66,500)
Borrowings (repayments) of other debt, net	24,522	(2,362)
Payments of Rhiag debt and related payments	—	(543,347)
Payments of other obligations	(2,079)	(1,405)
Other financing activities, net	4,316	—
Net cash (used in) provided by financing activities	(347,063)	1,088,482
Effect of exchange rate changes on cash and cash equivalents	22,538	(3,489)
Net increase in cash and cash equivalents	40,561	184,454
Cash and cash equivalents of continuing operations, beginning of period	227,400	87,397
Add: Cash and cash equivalents of discontinued operations, beginning of period	7,116	—
Cash and cash equivalents of continuing and discontinued operations, beginning of period	234,516	87,397
Cash and cash equivalents of continuing and discontinued operations, end of period	275,077	271,851
Less: Cash and cash equivalents of discontinued operations, end of period	—	13,826
Cash and cash equivalents, end of period	$275,077	$258,025

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	September 30,
	2017	2016	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,051,470	$1,007,801	$43,669	4.3%
Europe	952,765	769,332	183,433	23.8%
Specialty	329,522	318,703	10,819	3.4%
Parts and services	2,333,757	2,095,836	237,921	11.4%
Other	132,043	111,507	20,536	18.4%
Total	$2,465,800	$2,207,343	$258,457	11.7%

Revenue changes by category for the three months ended September 30, 2017 vs 2016:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	2.5%	1.6%	0.2%	4.3%
Europe	4.4%	16.5%	3.0%	23.8%
Specialty	2.7%	0.2%	0.5%	3.4%
Parts and services	3.2%	6.8%	1.3%	11.4%
Other	17.5%	0.9%	0.1%	18.4%
Total	4.0%	6.5%	1.2%	11.7%

	Nine Months Ended
	September 30,
	2017	2016	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$3,207,001	$3,006,066	$200,935	6.7%
Europe	2,659,804	2,137,998	521,806	24.4%
Specialty	1,005,776	956,199	49,577	5.2%
Parts and services	6,872,581	6,100,263	772,318	12.7%
Other	394,473	333,362	61,111	18.3%
Total	$7,267,054	$6,433,625	$833,429	13.0%

Revenue changes by category for the nine months ended September 30, 2017 vs. 2016:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	2.4%	4.2%	0.1%	6.7%
Europe	5.3%	22.9%	(3.8%)	24.4%
Specialty	5.0%	0.1%	0.1%	5.2%
Parts and services	3.8%	10.1%	(1.3%)	12.7%
Other	17.9%	0.5%	(0.1%)	18.3%
Total	4.5%	9.6%	(1.2%)	13.0%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2017
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	11.4%	23.8%	12.7%	24.4%
Less: Currency impact	1.3%	3.0%	(1.3)%	(3.8)%
Revenue growth at constant currency	10.1%	20.8%	14.0%	28.2%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2017		2016		2017		2016
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,181,943		$1,118,621		$3,596,697		$3,336,847
Europe	954,522		770,219		2,665,170		2,141,186
Specialty	330,594		319,672		1,008,998		959,213
Eliminations	(1,259)		(1,169)		(3,811)		(3,621)
Total revenue	$2,465,800		$2,207,343		$7,267,054		$6,433,625
Segment EBITDA
North America	$152,627	12.9%	$139,738	12.5%	$502,494	14.0%	$451,504	13.5%
Europe	79,294	8.3%	72,586	9.4%	241,537	9.1%	220,066	10.3%
Specialty	35,114	10.6%	34,115	10.7%	119,133	11.8%	111,083	11.6%
Total Segment EBITDA	$267,035	10.8%	$246,439	11.2%	$863,164	11.9%	$782,653	12.2%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands)
Net income	$122,381	$122,688	$409,573	$377,644
Subtract:
Income (loss) from discontinued operations, net of tax	—	12,844	(4,531)	17,819
Income from continuing operations	122,381	109,844	414,104	359,825
Add:
Depreciation and amortization	59,902	55,036	166,508	142,170
Interest expense, net	25,222	24,761	73,806	64,002
Loss on debt extinguishment (1)	—	—	—	26,650
Provision for income taxes	58,189	49,835	206,206	173,225
Earnings before interest, taxes, depreciation and amortization (EBITDA)	265,694	239,476	860,624	765,872
Subtract:
Equity in earnings (loss) of unconsolidated subsidiaries	2,673	29	3,878	(519)
Gains on foreign exchange contracts - acquisition related	—	—	—	18,342
Gains on bargain purchases	913	—	3,990	—
Add:
Restructuring and acquisition related expenses	4,922	6,923	10,371	30,814
Inventory step-up adjustment - acquisition related	—	12	—	3,614
Change in fair value of contingent consideration liabilities	5	57	37	176
Segment EBITDA	$267,035	$246,439	$863,164	$782,653

EBITDA as a percentage of revenue	10.8%	10.8%	11.8%	11.9%

Segment EBITDA as a percentage of revenue	10.8%	11.2%	11.9%	12.2%
(1) Loss on debt extinguishment is considered a component of interest in calculating EBITDA.
We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as an alternatives to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Income and Adjusted Diluted Earnings per Share from Continuing Operations, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
(In thousands, except per share data)
Net income	$122,381	$122,688	$409,573	$377,644
Subtract:
Income (loss) from discontinued operations, net of tax	—	12,844	(4,531)	17,819
Income from continuing operations	122,381	109,844	414,104	359,825
Adjustments - continuing operations:
Amortization of acquired intangibles	25,084	25,040	71,163	58,191
Restructuring and acquisition related expenses	4,922	6,923	10,371	30,814
Loss on debt extinguishment	—	—	—	26,650
Inventory step-up adjustment – acquisition related	—	12	—	3,614
Change in fair value of contingent consideration liabilities	5	57	37	176
Gains on foreign exchange contracts - acquisition related	—	—	—	(18,342)
Gains on bargain purchases	(913)	—	(3,990)	—
Excess tax benefit from stock-based payments	(1,513)	(4,984)	(7,058)	(11,471)
Tax effect of adjustments	(10,221)	(11,111)	(28,333)	(35,072)
Adjusted income from continuing operations	$139,745	$125,781	$456,294	$414,385

Weighted average diluted common shares outstanding	310,779	310,036	310,495	309,671

Diluted earnings per share - continuing operations	$0.39	$0.35	$1.33	$1.16

Adjusted diluted earnings per share - continuing operations	$0.45	$0.41	$1.47	$1.34

We have presented Adjusted Income and Adjusted Diluted Earnings per Share from Continuing Operations as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Income and Adjusted Diluted Earnings per Share from Continuing Operations as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of discontinued operations, restructuring and acquisition related expenses, loss on debt extinguishment, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other acquisition-related gains and losses, excess tax benefits and deficiencies from stock-based payments, and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. These financial measures are used by management in its decision making and overall evaluation of operating performance of the company and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Income and Adjusted Diluted Earnings per Share from Continuing Operations should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Income and Adjusted Diluted Earnings per Share from Continuing Operations calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Income and Diluted Earnings per Share from Continuing Operations to Forecasted Adjusted Income from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations, respectively:

	Forecasted
	Fiscal Year 2017
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Income from continuing operations	$517	$537
Adjustments:

Amortization of acquired intangibles	95	95
Restructuring and acquisition related expenses	10	10
Gains on bargain purchases	(4)	(4)
Excess tax benefit from stock-based payments	(7)	(7)
Tax effect of adjustments	(36)	(36)
Adjusted income from continuing operations	$575	$595

Weighted average diluted common shares outstanding	311	311
Diluted earnings per share - continuing operations	$1.67	$1.73
Adjusted diluted earnings per share - continuing operations	$1.86	$1.92

In the calculation of forecasted Adjusted Income and forecasted Adjusted Diluted Earnings Per Share from Continuing Operations, we included estimates of income from continuing operations and amortization of acquired intangibles for the full fiscal year 2017 and the related tax effect; we included for all other components the amounts incurred as of September 30, 2017.